                                                                    EXHIBIT 99.1
                                    PROLIANCE
                                 [LOGO OMITTED]

                                          FOR:     PROLIANCE INTERNATIONAL, INC.

                                          Contact:
                                          Richard A. Wisot
                                          Chief Financial Officer
                                          (203) 859-3552
FOR IMMEDIATE RELEASE
---------------------
                                          Financial Dynamics
                                          Investors: Eric Boyriven,
                                          Alexandra Tramont
                                          (212) 850-5600

              PROLIANCE INTERNATIONAL, INC. REPORTS NET PROFIT FOR
                               2006 SECOND QUARTER

NEW HAVEN, CONNECTICUT, August 9, 2006 - Proliance International, Inc.
(AMEX: PLI) today announced results for the second quarter ended June 30, 2006.

The Company reported net income for the second quarter of 2006 of $1.0 million, or $0.07 per basic and diluted share, compared to a net loss of $2.1 million, or
$0.30 per basic and diluted share in the second quarter of 2005. Net sales in the second quarter of 2006 were $112.1 million, compared to $59.0 million in the second quarter of 2005, up 90.1% from last year, largely driven by the Company's recent merger with the aftermarket business of Modine Manufacturing Company, as well as organic growth in some product lines. For the first six months of 2006, the Company reported a loss from continuing operations of $4.0 million, or $0.27 per basic and diluted share, compared to a net loss from continuing operations of $4.4 million, or $0.62 per basic and diluted share in the first six months of
2005. The net income of $0.4 million or $0.05 per basic and diluted share in
2005 also included income from a discontinued operation of $0.8 million or $0.12 per basic and diluted share and gain on sale of discontinued operation of $3.9 million or $0.55 per basic and diluted share, associated with the sale of the
Company's Heavy Duty OEM business in March 2005.

Charles E. Johnson, President and CEO of Proliance stated, "Our results for the
2006 second quarter reflect improved performance against the challenging operating backdrop that we have described in previous periods. We have begun to see the impact of our merger-related cost improvement programs which are expected to produce savings, versus the pre-merger baseline, of a cumulative $37 million in 2006 and a cumulative $45-$48 million in 2007. These programs helped us achieve improved margins for the second quarter. In this context, we have completed most of the programs related to the merger synergies, and we have initiated additional activities related to rolling-out our product enhancement program, improving our `go-to-market' costs and to re-tooling many of our copper/brass construction heat exchange products in plastic/aluminum construction. On balance, we are encouraged by our improvement, although our progress to date has been impacted significantly by the record increases in

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PROLIANCE INTERNATIONAL, INC. REPORTS SECOND QUARTER 2006 RESULTS         PAGE 2

raw materials costs we have seen over the last 18 months, continued price pressure on heat exchange products and the impact of high fuel costs as they affect consumer behavior and driving habits.

Mr. Johnson continued, "The second quarter also saw us benefit from the business diversification resulting from our merger with Modine Aftermarket Holdings, as strong results within both our International businesses in Europe and Latin
America, as well as improved performance within the Domestic Heavy Duty product line, helped offset the challenging conditions seen in the Domestic automotive and light truck heat exchange marketplace. More specifically, our European business benefited from the roll-out of new product introductions in its automotive heat exchange product line as well as growth in demand for its heavy duty and Marine related products. The Domestic Heavy Duty product line showed sales improvement driven by new product introductions over the last 18 months and continued strong demand for heavy truck and industrial heat exchange products. Our improved results were further supported by market actions to recover raw materials costs in every case possible. As we have said, we anticipate that all these favorable actions will come into play in our third quarter results; however, as we have said in the past, we continue to expect that raw materials costs will increase further as we move through the year."

Consolidated gross margin for the second quarter of 2006 was $29.0 million, or
25.9% of sales, versus a consolidated gross margin of $11.4 million, or 19.4% of sales, in the same period in 2005. The improvement in gross margin reflects purchasing and manufacturing cost savings initiatives executed in conjunction with the integration of the Company's recent merger and cost reduction activities. Gross margin also benefited from an increase in branch sales added as result of the merger, which are at higher margins, but are somewhat offset by higher operating expenses. These factors were partially offset by the impact of rising raw material costs and continuing competitive pricing pressure on the
Company's domestic heat exchange product line.

Selling, general and administrative expenses totaled $24.4 million, or 21.7% of net sales, in the 2006 second quarter, compared to $10.9 million, or 18.4% of net sales, in the same period in 2005. The increase in expenses primarily reflects the addition of the Modine aftermarket branch outlets, which represent a higher percentage of branch expenses in this expense category than in the
Company's pre-merger history. Higher freight costs caused by the rising price of fuel also contributed to the year-over-year increase.

The Company reported operating income for the second quarter of 2006 of $4.5 million, including $0.1 million in restructuring charges related to ongoing integration actions, which were part of the restructuring program announced by the Company at the time of the merger. In the second quarter of 2005, the
Company reported an operating loss of $0.6 million, including $1.1 million in restructuring charges related to the relocation of inventory from Memphis,
Tennessee to Southaven, Mississippi, associated with the Company's new distribution facility at that site, as well as charges related to the Company's closure of its aluminum heater manufacturing facility in Buffalo, New York and the relocation of production to its Nuevo Laredo, Mexico facility.

Mr. Johnson continued, "The late advent of summer weather conditions this year along with continued roll-through of higher raw materials costs, further restructuring activities and some concerns with underlying market strength, make us more cautious regarding the second half of 2006. As a result of

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PROLIANCE INTERNATIONAL, INC. REPORTS SECOND QUARTER 2006 RESULTS         PAGE 3

these factors, as opposed to our prior expectation of break-even operation for the year, we expect to be profitable in the third quarter, followed by a loss in the fourth quarter as the highest impact of raw materials costs rolls through our results, prior to the favorable impact of the greater transition to aluminum heat exchanger construction taking hold in early 2007. Overall, we currently expect that our last three quarters will exhibit break-even operation or better, in total, on a net profit basis before restructuring costs. In the second half of 2006, we will continue to take additional cost reduction and integration actions to fully realize the opportunities available to us. In this context, we expect to spend at the high end of our previously discussed restructuring cost range, or around $14 million by the time all anticipated actions are completed.
While these actions will have little favorable impact on 2006, they will accrue most favorably to 2007. Actions associated with these charges will be announced at the appropriate time."

Mr. Johnson concluded, "Given the difficult market conditions we have faced in late 2005 and 2006, we are genuinely excited about our prospects for the future.
Our performance has begun to improve, and while the results of our efforts have not shown up as rapidly as we want, in the face of a tough market, the improvements are happening. This bodes well for 2007, and is a tribute to the great efforts of the Proliance Team."

PROLIANCE INTERNATIONAL, INC. is a leading global manufacturer and distributor of aftermarket heat exchange and temperature control products for automotive and heavy-duty applications serving North America, Central America and placeEurope.

Proliance International, Inc.'s Strategic Corporate Values Are:

     o   Being An Exemplary Corporate Citizen
     o   Employing Exceptional People
     o   Dedication To World-Class Quality Standards
     o   Market Leadership Through placeSuperior Customer Service
     o   Commitment to Exceptional Financial Performance

FORWARD-LOOKING STATEMENTS

Statements included in this news release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements relating to the future financial performance of the Company are subject to business conditions and growth in the general economy and automotive and truck business, the impact of competitive products and pricing, changes in customer product mix, failure to obtain new customers or retain old customers or changes in the financial stability of customers, changes in the cost of raw materials, components or finished products and changes in interest rates. Such statements are based upon the current beliefs and expectations of Proliance management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. When used in this press release the terms "anticipate," "believe," "estimate," "expect," "may," "objective," "plan,"
"possible," "potential," "project," "will" and similar expressions identify forward-looking statements.

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PROLIANCE INTERNATIONAL, INC. REPORTS SECOND QUARTER 2006 RESULTS         PAGE 4

In addition, the following factors relating to the merger with the Modine
Manufacturing Company aftermarket business, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1)
the risk that the businesses will not be integrated successfully; (2) the risk that the cost savings and any revenue synergies from the transaction may not be fully realized or may take longer to realize than expected; (3) disruption from the transaction making it more difficult to maintain relationships with clients, employees or suppliers; (4) the transaction may involve unexpected costs; (5)
increased competition and its effect on pricing, spending, third-party relationships and revenues; (6) the risk of new and changing regulation in the
U.S. and internationally; (7) the possibility that Proliance's historical businesses may suffer as a result of the transaction and (8) other uncertainties and risks beyond the control of Proliance. Additional factors that could cause
Proliance's results to differ materially from those described in the forward-looking statements can be found in the 2005 Annual Report on Form 10-K of Proliance, in the Quarterly Reports on Forms 10-Q of Proliance, and
Proliance's other filings with the SEC. The forward-looking statements contained in this press release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.

                                - TABLES FOLLOW -

                          PROLIANCE INTERNATIONAL, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
                                   (unaudited)

                                                                       THREE MONTHS                    SIX MONTHS
                                                                      ENDED JUNE 30,                 ENDED JUNE 30,
                                                                ----------------------------  -----------------------------
                                                                    2006           2005          2006            2005
                                                                -------------  -------------  ------------  ---------------

Net sales                                                           $112,110       $ 58,962      $203,446      $ 107,270
Cost of sales                                                         83,074         47,537       153,462         86,878
                                                                -------------  -------------  ------------  -------------
Gross margin                                                          29,036         11,425        49,984         20,392
Selling, general and administrative expenses                          24,376         10,878        47,308         21,453
Restructuring charges                                                    134          1,105           654          1,367
                                                                -------------  -------------  ------------  -------------
Operating income (loss) from continuing operations                     4,526           (558)        2,022         (2,428)
Interest expense                                                       2,691          1,892         4,944          3,349
                                                                -------------  -------------  ------------  -------------
Income (loss) from continuing operations before taxes                  1,835         (2,450)       (2,922)        (5,777)
Income tax provision (benefit)                                           793           (359)        1,095         (1,414)
                                                                -------------  -------------  ------------  -------------
Income (loss) from continuing operations                               1,042         (2,091)       (4,017)        (4,363)
Income from discontinued operation, net of tax                            --             --            --            848

Gain on sale of discontinued operation, net of tax                        --             --            --          3,899
                                                                -------------  -------------  ------------  -------------
Net income (loss)                                                   $  1,042       $ (2,091)     $ (4,017)         $ 384
                                                                =============  =============  ============  =============

Basic income (loss) per common share:
   From continuing operations                                       $   0.07       $  (0.30)     $  (0.27)     $   (0.62)
   From discontinued operation                                            --             --             --           0.12
   From gain on sale of discontinued operation                            --             --             --           0.55
                                                                -------------  -------------  ------------  -------------
   Net income (loss)                                                $   0.07       $  (0.30)     $  (0.27)     $    0.05
                                                                =============  =============  ============  =============

Diluted income (loss) per common share:
   From continuing operations                                       $   0.07       $  (0.30)     $  (0.27)     $   (0.62)
   From discontinued operation                                            --             --             --           0.12
   From gain on sale of discontinued operation                            --             --             --           0.55
                                                                -------------  -------------  ------------  -------------
   Net income (loss)                                                $   0.07       $  (0.30)     $  (0.27)     $    0.05
                                                                =============  =============  ============  =============

Weighted average common shares    Basic                               15,256          7,107        15,256          7,107
                                                                =============  =============  ============  =============
                                  Diluted                             15,838          7,107        15,256          7,107
                                                                =============  =============  ============  =============

                                  Table 1 of 3

                          PROLIANCE INTERNATIONAL, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                JUNE 30, 2006         DECEMBER 31, 2005
                                                             -------------------     -------------------
                                                                    (unaudited)

  Cash and cash equivalents                                             $ 4,812                 $ 4,566
  Accounts receivable, net                                               76,892                  58,296
  Inventories, net                                                      133,730                 121,050
  Other current assets                                                    5,328                   4,955
  Net property, plant and equipment                                      20,438                  20,333
  Other assets                                                            9,140                   8,139
                                                             -------------------     -------------------
       Total assets                                                    $250,340                $217,339
                                                             ===================     ===================

  Accounts payable                                                      $68,600                 $50,956
  Accrued liabilities                                                    30,208                  29,702
  Total debt                                                             58,314                  41,933
  Other long-term liabilities                                             8,152                   7,499
  Stockholders' equity                                                   85,066                  87,249
                                                             -------------------     -------------------
       Total liabilities and stockholders' equity                      $250,340                $217,339
                                                             ===================     ===================

                                  Table 2 of 3

                          PROLIANCE INTERNATIONAL, INC.
                            SUPPLEMENTARY INFORMATION
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                        THREE MONTHS                      SIX MONTHS
                                                                       ENDED JUNE 30,                   ENDED JUNE 30,
                                                                 ----------------------------     ---------------------------
                                                                    2006             2005            2006           2005
                                                                 ------------     -----------     -----------    ------------

SEGMENT DATA:
-------------
Net sales:
Domestic                                                           $  88,064         $58,962       $ 160,580        $107,270
International                                                         24,046              --          42,866              --
                                                                 ------------     -----------     -----------    ------------
     Total net sales                                               $ 112,110         $58,962       $ 203,446        $107,270
                                                                 ============     ===========     ===========    ============

Operating income (loss) from continuing operations:
Domestic                                                           $   5,808         $ 2,878       $   6,088        $  3,598
Restructuring charges                                                   (108)         (1,105)           (586)         (1,367)
                                                                 ------------     -----------     -----------    ------------
     Domestic total                                                    5,700           1,773           5,502           2,231
                                                                 ------------     -----------     -----------    ------------
International                                                          1,615              --           2,112              --
Restructuring charges                                                    (26)             --             (68)             --
                                                                 ------------     -----------     -----------    ------------
   International total                                                 1,589              --           2,044              --
                                                                 ------------     -----------     -----------    ------------
Corporate expenses                                                    (2,763)         (2,331)         (5,524)         (4,659)
                                                                 ------------     -----------     -----------    ------------
    Total operating income (loss) from continuing
       Operations                                                  $   4,526         $  (558)      $   2,022        $ (2,428)
                                                                 ============     ===========     ===========    ============

CAPITAL EXPENDITURES, NET                                          $   1,164         $ 1,219       $   2,595        $  3,754
-------------------------                                        ============     ===========     ===========    ============

                                  Table 3 of 3

                                       END